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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): AUGUST 21, 2006

                          PROLIANCE INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                      1-13894                   34-1807383
(State or other jurisdiction    (Commission File Number)       (I.R.S. Employer
     of incorporation)                                       Identification No.)

                  100 GANDO DRIVE, NEW HAVEN, CONNECTICUT 06513
          (Address of principal executive offices, including zip code)

                                 (203) 401-6450
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act (17 CFR 240.13e-4(c)).

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Item 2.05.  COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On August 21, 2006, the authorized senior executive officers of Proliance
International, Inc. (the "Company") committed the Company to reduce the salaried and hourly workforce at its Mexpar manufacturing facility in Mexico City,
Mexico. The workforce reduction is associated with the Company's conversion of radiator production from copper/brass construction to aluminum construction in order to lower product costs. Some of the aluminum construction product will be produced at the Company's Nuevo Laredo, Mexico facility and some will be purchased. The workforce reductions are expected to commence in the third quarter and be completed by the end of 2006 and will result in the Company incurring approximately $600,000 to $700,000 of one-time personnel related termination expenses associated with the elimination of approximately 100 positions. All of the aforementioned costs will result in future cash expenditures.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    PROLIANCE INTERNATIONAL, INC.

Date:  August 22, 2006              By:  /s/ Richard A. Wisot
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                                         Richard A. Wisot
                                         Vice President, Treasurer, Secretary,
                                         and Chief Financial Officer